PENN SERIES FUNDS, INC.

AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

Amendment dated as of December 15, 2010 to the Investment Advisory Agreement dated as of May 1, 2000, as amended as of May 1, 2002 and August 22, 2008, between Penn Series Funds, Inc. (“Penn Series”) and Independence Capital Management, Inc. (the “Adviser”).

WITNESSETH:

WHEREAS, Penn Series and the Adviser entered into an Investment Advisory Agreement dated as of May 1, 2000, as amended as of May 1, 2002 and August 22, 2008 (the “Agreement”);

WHEREAS, in accordance with Section 3 of the Agreement, Schedule B to the Agreement sets forth the investment advisory fees to be paid by Penn Series to the Adviser for the investment advisory services rendered to the portfolios of Penn Series;

WHEREAS, Penn Series and the Adviser wish to amend and restate Schedule B to the Agreement for the purpose of increasing the investment advisory fees that Penn Series will pay to the Adviser for providing investment advisory services to the Large Core Growth and Large Core Value Funds;

WHEREAS, Section 4 of the Agreement sets forth the Adviser’s obligation to waive its investment advisory fee or remit payments to a Penn Series portfolio in the event that such portfolio’s expenses exceed the expense limitation set forth on Schedule C to the Agreement; and

WHEREAS, Penn Series and the Adviser wish to delete Section 4 of the Agreement and Schedule C to the Agreement in order to remove the Adviser’s obligation to maintain the portfolios’ expenses at certain specified limits.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, Penn Series and the Adviser hereby agree as follows:

1.	Section 4 of the Agreement is hereby deleted and replaced with the following:

4.   RESERVED.

2.	Schedule B to the Agreement is hereby amended and restated as set forth in Schedule B attached to this Amendment.

3.	Schedule C to the Agreement is hereby deleted in its entirety.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their officers designated below as of the day and year first written above.

PENN SERIES FUNDS, INC.		INDEPENDENCE CAPITAL MANAGEMENT, INC.

By:	/s/ Peter M. Sherman	By:	/s/ Keith G. Huckerby
Name:	Peter M. Sherman	Name:	Keith G. Huckerby
Title:	President	Title:	Vice President

Schedule B

to

INVESTMENT ADVISORY AGREEMENT

between

PENN SERIES FUNDS, INC.

and

INDEPENDENCE CAPITAL MANAGEMENT, INC.

NAME OF FUND	INVESTMENT ADVISORY FEES (As a Percentage of the Average Daily Net Assets of the Fund)
Money Market Fund	0.20% with respect to the first $100,000,000 of average daily net assets of the Fund; 0.15% with respect to average daily net assets of the Fund in excess of $100,000,000.

Limited Maturity Bond Fund	0.30%

Quality Bond Fund	0.35% with respect to the first $100,000,000 of average daily net assets of the Fund; 0.30% with respect to average daily net assets of the Fund in excess of $100,000,000.

High Yield Bond Fund	0.50%

Flexibly Managed Fund	0.60%

Large Growth Stock	0.65% with respect to the first $100,000,000 of average daily net assets of the Fund; 0.60% with respect to average daily net assets of the Fund in excess of $100,000,000.

Large Cap Value Fund	0.60%

Index 500 Fund	0.07%

Mid Cap Growth Fund	0.70%

Mid Cap Value Fund	0.55% of the first $250 million of average net assets; 0.525% of the next $250 million; 0.50% of the next $250 million; 0.475% of the next $250 million; 0.45% of the next $500 million; and 0.425% of average daily net assets in excess of $1.5 billion.

Small Cap Growth Fund	0.80% of the first $25,000,000 of average daily net assets of the Fund; 0.75% of the next $25,000,000 of average daily net assets of the Fund; and 0.70% of average daily net assets of the Fund in excess of $50,000,000.

Small Cap Value Fund	0.85%

International Equity Fund	0.85%

Large Cap Growth Fund	0.55%

Mid Core Value Fund	0.72%

REIT Fund	0.70%

Large Core Growth Fund	0.60%

Large Core Value Fund	0.60%

SMID Cap Growth Fund	0.75%

SMID Cap Value Fund	0.95%

Emerging Markets Equity Fund	1.18% on net assets up to $2.5 billion 1.00% on net assets in excess of $2.5 billion

Small Cap Index Fund	0.30%

Developed International Index Fund	0.30%

Balanced Fund	0.00%

Aggressive Allocation Fund	0.10%

Moderately Aggressive Allocation Fund	0.10%

Moderate Allocation Fund	0.10%

Moderately Conservative Allocation Fund	0.10%

Conservative Allocation Fund	0.10%